UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

News Release

For Immediate Release
GenCorp to Allow Shareholder Rights Plan to Expire
SACRAMENTO, Calif., — March 23, 2006 — GenCorp Inc. (NYSE:GY) today announced that, as part of its ongoing commitment to good corporate governance, GenCorp’s board of directors has unanimously determined to allow the Company’s shareholder rights plan to expire without renewal on February 18, 2007. Furthermore, the board has determined that should the conditions of the rights plan be triggered prior to the scheduled expiration of the rights plan, the Company will either redeem the rights or amend the rights plan to make it inapplicable to such event.
About GenCorp
GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.
Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650
####